Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Equity Investor Fund--Utility Common Stock Series--4

We consent to the use in this Post-Effective Amendment No. 16 to Registration Statement No. 2-68397 of our opinion dated September 1, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
September 17, 1997